                                                                EXHIBIT 10.22(b)

                                    ADDENDUM
                                    --------

This Addendum, when signed by both parties, constitutes a valid and enforceable addition to the agreement between the parties dated January 15, 1993, relating to the licensing of CDP-Choline (hereinafter referred to as the "Agreement").

FIRST
-----

Following execution of the Agreement, business relations between the parties have been duly developed for their mutual benefit.

SECOND
------

Notwithstanding the above, as consequence of the INTERNEURON U.S. Patent applications US Prior. 08/399.262, US Prior. 08/603.102 and US Prior. 08/609.448, and corresponding (WO)PCT 96/27.380 (hereinafter jointly referred to as the "New Patent"), the parties have upheld different positions interpreting whether the New Patent should be included under the stipulations of Article 5.3 of the Agreement.

THIRD
-----

The parties have reached the following agreement for the use of the New Patent, while in force and also as long as pending, in those countries other than the United States of America, Canada, and Puerto Rico (referred to as the "Territory" in the Agreement and hereinafter):

a) Pursuant to Article 5.3 of the Agreement, FERRER, its associates, its licensees, and its distributors have an exclusive right to freely use and dispose of the New Patent in all the countries other than the Territory.

b) Notwithstanding the above, and as compensation of the aforementioned exclusive right for the license or distribution agreements granted by FERRER to third parties following execution of this Addendum which relate to the Compound and/or the Preparation, FERRER shall grant to INTERNEURON the right to receive, separately for each one of the countries other than the Territory, the following payments, when applicable:

             i) twenty percent (20%) of the royalties that FERRER would receive from the relevant country, or

            ii) two percent (2%) of the Compound exports done by FERRER to the relevant country, or

           iii) one and a half percent (1.5%) of FERRER exports if done as finished pharmaceutical speciality or in its bulk form to the relevant country.






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         In the given case that FERRER undertakes with respect to any country outside the Territory more than one of the activities described above in paragraphs (i), (iii) and (iii), then FERRER shall pay INTERNEURON the relevant corresponding amounts as set forth above as applicable to payments received by FERRER in respect of such activities.

c) FERRER shall give notice of any infringement or claim by a third party related to the New Patent of which FERRER has knowledge of in those countries other than the Territory.

d) Pursuant to Article 4 of the Agreement, it is understood and agreed that FERRER shall communicate and provide to INTERNEURON all experimental and clinical data relating to the Compound and the Preparation which FERRER and its sublicensees may generate after the date of execution of this Addendum and which FERRER is legally entitled to disclose.

FOURTH
------

4.1 It is provided that the terms set forth in provision THIRD b) are not applicable to all those agreements already subscribed up to the date of execution of this Addendum by and between FERRER and third parties but shall be applicable to (i) all sublicense, distributor or other similar agreements relating to the Preparation which FERRER shall grant after the date of this Addendum in which the New Patent is included or (ii) any amendments made after the date of execution of this Addendum to the pre-existing agreements, improving for FERRER the economic terms of such agreements, resulting from the inclusion in such agreements of the New Patent; in such case only the new economic terms will be notified to INTERNEURON, and the terms set forth in provision THIRD b) will be applied based exclusively on the corresponding and resulting economic increases. To such effect, FERRER shall inform INTERNEURON of the signature of future agreements with third parties as well as of the economic terms contained therein that make reference to the terms and conditions set forth in this Addendum.

4.2 In the given case of FERRER granting license over the Preparation and/or the Compound to Takeda Chemical Industries Ltd. (hereinafter referred to as "Takeda") and in consideration for the negotiating efforts produced by INTERNEURON, the compensation set forth in provision THIRD b) would exceptionally be substituted by fifty percent (50%) of the royalties that FERRER would receive relating to such license from Takeda, Takeda's licensees or its distributors in each one of the relevant countries. If in the aforementioned case FERRER should not receive royalties but does receive other payments as provided in provision THIRD b), then FERRER will apply to such payments the terms set forth in such provision.

4.3 In the event that FERRER shall grant license over the Preparation and/or the Compound to Synthelabo or licensees of Synthelabo (or a replacing third party, in the given case that an agreement with Synthelabo should not be achieved), FERRER will exceptionally apply the compensation set forth in Section THIRD b) to such license even in the case of the New Patent being cancelled, rejected or withdrawn in a country included in such license. Such



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         exceptional application of the compensation shall follow the terms set forth in Section THIRD b) and will have a duration of three (3) years, commencing such term on the date of cancellation, rejection or withdrawal of the New Patent in the corresponding country.

FIFTH
-----

The terms and conditions set forth in this Addendum in respect of the New Patent are exceptional, so, therefore, the terms and conditions set forth in this Addendum in respect of the New Patent shall not be understood as a binding precedent between the parties, so all other terms and conditions of the Agreement are hereby retained in full force and effect, and are confirmed as of the date hereof.

In witness whereof, the parties, through their authorized representatives, have executed this Addendum, whereby they evidence their intent to be legally bound.


Barcelona and Lexington, _________________________.


FERRER INTERNACIONAL S.A.                   INTERNEURON PHARMACEUTICALS, INC.


   /s/ Rafael Foguet                        By:    /s/ Mark S. Butler
--------------------------                  --------------------------
By:  Rafael Foguet                                   Mark S. Butler

Title:  Chief Executive Officer             Title:  Executive Vice President
               26-05-98                                      6/1/98




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                                SECOND AMENDMENT
                                ----------------

This Second Amendment, when signed by both of us, constitutes a valid and enforceable amendment to the agreement between us dated January 15, 1993, relating to the licensing of CDP Choline ("the Agreement").

The Agreement is hereby amended as follows:

FIRST
-----

(i) Section 8.2.a. is hereby amended and restated in its entirety to read as follows:

         "a. if INTERNEURON fails to obtain a Registration of the Preparation in the Territory by January 31, 2002 and/or".

(ii) The last paragraph of Article 8 is hereby amended and restated in its entirety to read as follows:

         "The above-mentioned period (by January 31, 2002) shall be automatically extended by successive six (6) month periods up to a maximum two (2) year extension if INTERNEURON provides information to FERRER which tends to establish that INTERNEURON has carried out the steps for obtaining the Registration of the Preparation and that the latter has not been obtained for reasons beyond the control of INTERNEURON."

SECOND
------

All other terms and conditions of the Agreement are hereby retained in full force and effect, and are confirmed as of the date hereof.

In witness whereof, the parties, through their authorized representatives, have executed this Amendment, whereby they evidence their intent to be legally bound.


Barcelona and Lexington, _________________________.


FERRER INTERNACIONAL S.A.                   INTERNEURON PHARMACEUTICALS, INC.


   /s/ Rafael Foguet                        By:    /s/ Mark S. Butler
--------------------------                  --------------------------
By:  Rafael Foguet                                 Mark S. Butler

Title:  Chief Executive Officer             Title:  Executive Vice President
               26-05-98                                                6/1/98